UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2026

PLANET 13 HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-56374	83-2787199
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2548 West Desert Inn Road, Suite 100 Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip Code)

(702) 815-1313
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.424)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2026, Planet 13 Holdings Inc. (the “Company”) entered into a separation agreement with the Company’s former Chief Administrative Officer, Lee Fraser (the “Separation Agreement”).

Pursuant to the Separation Agreement, Mr. Fraser is entitled to receive an aggregate cash severance payment of $275,000, payable in eleven equal monthly installments commencing following the effectiveness of the Separation Agreement and concluding no later than February 2027, subject to customary tax withholdings and Mr. Fraser’s continued compliance with the terms of the Separation Agreement. In addition, the Company agreed to pay Mr. Fraser’s monthly vehicle allowance and the company agreed to cover the COBRA health insurance premiums for him and his eligible dependents through February 28, 2027. With respect to equity compensation, the Separation Agreement provides that a portion of Mr. Fraser’s previously granted restricted stock unit awards would vest or continue to vest following his separation.. In addition, in the event of a change of control, any then-unvested equity awards held by Mr. Fraser will vest in full in accordance with the terms of the applicable equity plan or award agreements.

The Separation Agreement also includes a general release of claims, customary cooperation obligations, confidentiality and non-disparagement covenants, and provides that Mr. Fraser is not subject to any post-employment non-competition restrictions. The Company’s obligations to provide severance benefits under the Separation Agreement are conditioned upon Mr. Fraser’s continued compliance with its terms.

The foregoing description of the Separation Agreement is qualified in its entirety to full text of the Separation Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Separation Agreement, dated April 27, 2026 between Planet 13 Holdings Inc. and Lee Fraser
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Planet 13 Holdings Inc.

Date: May 15, 2026	By:	/s/ Robert Groesbeck
	Name	Robert Groesbeck
	Its:	Co-Chief Executive Officer

Date: May 15, 2026	By:	/s/ Larry Scheffler
	Name:	Larry Scheffler
	Its:	Co-Chief Executive Officer